Exhibit 99.1

FOR:	NUTRACEUTICAL INTERNATIONAL CORPORATION

CONTACT:	Cory J. McQueen
Vice President and
Chief Financial Officer
(435) 655-6106

NUTRACEUTICAL REPORTS STRONGER Q2 RESULTS

PARK CITY, Utah, May 1/PRNewswire-First Call/—Nutraceutical International Corporation (NASDAQ:  NUTR) today reported results for the fiscal 2008 second quarter ended March 31, 2008.  Net sales for the fiscal 2008 second quarter were $44.4 million compared to $42.1 million for the same quarter of fiscal 2007.  For the second quarter of fiscal 2008, net income was $4.4 million, or $0.39 diluted earnings per share, compared to net income of $4.2 million, or $0.37 diluted earnings per share, for the same quarter of fiscal 2007.

Net sales for the six months ended March 31, 2008 were $85.5 million compared to $78.0 million for the same period in fiscal 2007.  For the six months ended March 31, 2008, net income was $7.6 million, or $0.67 diluted earnings per share, compared to net income of $7.5 million, or $0.67 diluted earnings per share, for the same period of fiscal 2007.

Operating cash flow for the six months ended March 31, 2008 was $9.4 million compared to $10.1 million for the same period of fiscal 2007.  This operating cash flow, combined with net borrowings of $7.5 million, was used to invest $10.0 million in property and equipment, $5.9 million in acquisitions of branded natural product businesses and $2.1 million in repurchases of common stock.

Bill Gay, chairman and chief executive officer, commented, “Revenue, net income and EBITDA for the quarter ended March 31, 2008 all strengthened and reflect the synergistic contributions of the six acquisitions completed during fiscal 2007.  The late March acquisition of the Health from the Sun® brand, which specializes in essential fatty acid and phytonutrient products, enhances our portfolio of brands and expands our offerings.  We continue to invest heavily in consolidating manufacturing and distribution so that additional operating efficiencies can be achieved.  Our day to day focus is on revenue growth and controlling expenses.  We are appreciative of everyone who supports us in our efforts to achieve leadership in the Healthy Foods Channel.”

 ABOUT NUTRACEUTICAL

We are an integrated manufacturer, marketer, distributor and retailer of branded nutritional supplements and other natural products sold primarily to and through domestic health and natural food stores.  Internationally, we market and distribute branded nutritional supplements and other natural products to and through health and natural product distributors and retailers.  Our core business strategy is to acquire, integrate and operate, from beginning to end, the manufacturing, marketing and distribution of branded nutritional supplement businesses in the natural products industry.  We believe that the consolidation and integration of these acquired businesses provides ongoing financial synergies through increased scale and market penetration, as well as strengthened customer relationships.

We sell branded nutritional supplements and other natural products under the trademarks Solaray®, VegLife®, KAL®, Nature’s Life®, Sunny Green®, Action Labs®, Natural Balance®, NaturalMax®, bioAllers®, Herbs for KidsTM, Natra-Bio®, NaturalCare®, Zand®, Health from the Sun®, Life-flo®, Larénim®, Living Flower Essences®, Pioneer®, Thompson®, Natural Sport®, Supplement Training Systems®, Premier One®, Montana Big Sky™, ActiPet®, FunFresh Foods™, Dowd & Rogers™, CompliMed®, AllVia™, Oakmont Labs®, Healthway®, Body Gold®, Sayge Biosciences™, Monarch Nutritional Laboratories™ and Great Basin Botanicals™.  Under the name Woodland Publishing™, we publish, print and market a line of books and booklets to, among others, book distributors, national retail bookstores and health and natural food stores.  We also distribute branded products of certain third parties.

We own neighborhood natural food markets, which operate under the trade names The Real Food Company ™, Thom’s Natural Foods™ and Cornucopia Community Market™.  We also own health food stores, which operate under the trade names Fresh Vitamins™, Granola’s™ and Pilgrim’s Natureway™.

We manufacture and/or distribute one of the broadest branded product lines in the industry with over 3,900 SKUs, including over 700 SKUs sold internationally.  We believe that as a result of our emphasis on innovation, quality, loyalty, education and customer service, our brands are widely recognized in health and natural food stores and among their customers.

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Press Release. Important factors that may cause our results to differ from these forward-looking statements include, but are not limited to, government regulations,  product liability claims and litigation, insurance coverage issues, a decrease in or slowing of the growth rate of the vitamin, mineral and supplement market, the success of the healthy foods channel, consumer perception of safety and quality of our products and similar products, competition, intellectual property rights of other parties, the loss of key personnel, disruptions from acquisitions, issues with obtaining raw materials of adequate quality or quantity, problems with information management systems, manufacturing efficiencies and operations, litigation generally, the volatility of the stock market generally and of our stock specifically, a general lack of adequate industry analyst coverage, and other factors indicated from time to time in our SEC reports, copies of which are available upon request from our investor relations group or which may be obtained at the SEC’s website (www.sec.gov).

© 2008 Nutraceutical Corporation.  All rights reserved.

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NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; dollars in thousands)

	March 31,	September 30,
	2008	2007
Assets
Current assets, net	$56,063	$51,534
Property, plant and equipment, net	47,245	39,506
Goodwill	41,068	38,978
Other non-current assets, net	16,665	16,384
	$161,041	$146,402

Liabilities and Stockholders’ Equity
Current liabilities	$21,286	$20,275
Long-term liabilities	27,729	20,208
Stockholders’ equity	112,026	105,919
	$161,041	$146,402

NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; dollars in thousands, except per share data)

	Three months ended March 31,		Six months ended March 31,
	2008	2007	2008	2007
Net sales	$44,446	$42,104	$85,532	$77,952
Cost of sales	19,930	18,980	38,703	35,304
Gross profit	24,516	23,124	46,829	42,648
Operating expenses
Selling, general and administrative	16,978	16,036	33,606	29,958
Amortization of intangible assets	170	63	337	109
Income from operations	7,368	7,025	12,886	12,581
Interest and other (income)/expense, net	405	318	785	462
Income before provision for income taxes	6,963	6,707	12,101	12,119
Provision for income taxes	2,611	2,548	4,538	4,605

Net income	$4,352	$4,159	$7,563	$7,514

Net income per common share
Basic	$0.39	$0.38	$0.68	$0.68
Diluted	0.39	0.37	0.67	0.67

Weighted average common shares outstanding
Basic	11,039,703	11,018,748	11,081,978	11,017,342
Diluted	11,176,351	11,240,665	11,223,450	11,226,460

NUTRACEUTICAL INTERNATIONAL CORPORATION

EBITDA SCHEDULE

(unaudited; dollars in thousands)

	Three months ended March 31,		Six months ended March 31,
	2008	2007	2008	2007

Net income	$4,352	$4,159	$7,563	$7,514
Provision for income taxes	2,611	2,548	4,538	4,605
Interest and other (income)/expense, net (1)	405	318	785	462
Depreciation and amortization	1,430	1,164	2,742	2,265

EBITDA	$8,798	$8,189	$15,628	$14,846

(1)          Includes amortization of deferred financing fees.